                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


Chico's Retail Services, Inc., a Florida corporation

Chico's Distribution Services, LLC, a Georgia limited liability company

Pazo, Inc., a Florida corporation